Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 33319336, including a base prospectus dated March 27, 2014), as amended, and on Form S-8 (File No. 333-178970) of Zion Oil and Gas, Inc. of our report dated March 15, 2016 with respect to the audited consolidated financial statements of Zion Oil and Gas, Inc. for the year ended December 31, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement on Form S-3, as amended.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 15, 2016